Exhibit        23.3

                      CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-52125) pertaining to the Ashland Inc. Deferred Compensation and Stock Incentive Plan for Non-Employee Directors, in the Registration Statement (Form S-8 No. 2-95022) pertaining to the Ashland Inc. Amended Stock Incentive Plan for Key Employees, in the Registration Statement (Form S-8 No. 33-7501) pertaining to the Ashland Inc. Employee Savings Plan, in the Registration Statement (Form S-8 No. 33-26101)
pertaining to the Ashland Inc. Long-Term Incentive Plan, in the Registration Statement (Form S-8 No. 33-55922) pertaining to the Ashland Inc. 1993 Stock Incentive Plan, in the Registration Statement (Form S-8 No. 33-49907) pertaining to the Ashland Inc. Leveraged Employee Stock Ownership Plan, in the Registration Statement (Form S-8 No. 33-62901) pertaining to the Ashland Inc. Deferred Compensation Plan, in the Registration Statement (Form S-8 No. 333-33617) pertaining to the Ashland Inc. 1997 Stock Incentive Plan, in the Registration Statement (Form S-3 No. 333-70651) as amended by Amendment No. 3, pertaining to the U.S. $220,000,000 Ashland Inc. Medium-Term Notes, Series H of our report dated January 22, 1999, with respect to the consolidated financial statements of Arch Coal, Inc. as of and for the years ended December 31, 1998 and 1997 included in this Annual Report (on Form 10-K/A Amendment No. 1) of Ashland Inc. for the year ended September 30, 1998.

     Our audits of the consolidated financial statements of Arch Coal, Inc. as of December 31, 1998 and 1997 and for the years then ended also included the Arch Coal, Inc. financial statement schedule included in this Annual Report (on Form 10-K/A Amendment No. 1) of Ashland Inc. for the year ended September 30, 1998. This schedule is the responsibility of Arch Coal, Inc.'s management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule for 1998 and 1997, when considered in relation to the Arch Coal, Inc. basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.




                                                 Ernst & Young LLP

March  16, 1999